Exhibit 99.1

FOR IMMEDIATE RELEASE

Greif, Inc. Revises Guidance for Fiscal 2014

DELAWARE, Ohio (August 25, 2014) –Greif (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced revised guidance for its fiscal year ending October 31, 2014. Earnings per Class A share, excluding timberland gains and further impairment charges, are expected to be $1.98 to $2.08 per Class A share for the 2014 fiscal year compared to the company’s previous guidance of $2.48 to $2.80 per Class A share, excluding timberland gains.

Subsequent to the second quarter 2014, the company continued to take actions to strengthen its business portfolio. Certain of these actions resulted in non-cash asset impairment charges of $15.4 million, as well as $33 million of non-cash allocations of goodwill for divestitures reducing book gains and generating no tax benefits. The company has incurred and anticipates higher SG&A expenses for the remainder of the fiscal year and slightly lower than expected results from operations.

The company will address the details of its third quarter performance and current actions and future plans related to its strategy review to improve profitability, including reductions in SG&A expenses, during the third quarter 2014 conference call scheduled for Thursday, August 28, 2014 at 10:00 AM EST. The dial-in number is 877-485-3107 for U.S. callers and +1 201-689-8427 for international callers.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated, multiwall and reconditioned containers, intermediate bulk containers, containerboard and packaging accessories, and provides blending, filling, packaging and industrial packaging reconditioning services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business, (ii) historically, our business has been sensitive to changes in general economic or business conditions, (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiii) our business may be adversely impacted by work stoppages and other labor relations matters, (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvi) legislation/regulation related to climate change and environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xix) changing climate conditions may adversely affect our operations and financial performance, (xx) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxi) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, and (xxii) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud. Changes in business results may impact our book tax rates. The risks described above are not all inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2013 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Media:	Analyst:
Scott Griffin	Robert Lentz
Vice President, Corporate Communications	(614) 876-2000
Greif, Inc.
(740) 657-6516